UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 14, 2008

(Date of earlier event reported)

Inland Western Retail Real Estate Trust, Inc.

(Exact name of registrant as specified in the charter)

Maryland	000-51199	42-1579325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

2901 Butterfield Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-22(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c)

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on November 15, 2007, pursuant to an agreement and plan of merger, approved by Inland Western Retail Real Estate Trust, Inc.’s (the “Company”) shareholders on November 13, 2007, the Company acquired, through a series of mergers, four entities affiliated with our former sponsor, Inland Real Estate Investment Corporation, which entities provided business management/advisory and property management services to the Company.  Shareholders of the acquired companies received an aggregate of 37,500,000 shares of the Company’s common stock, valued under the merger agreement at $10.00 per share.  In connection with the closing of the mergers, the Company entered into an Escrow Agreement, dated as of November 15, 2007 (the “Escrow Agreement”), by and among Inland Real Estate Investment Corporation, the Company, IWEST Merger Agent, LLC and LaSalle Bank, N.A.  The Escrow Agreement was filed as Exhibit 10.531 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as amended.

The Company recently entered into a First Amendment to Escrow Agreement, dated as of November 14, 2008 (the “Amendment”), by and among Inland Real Estate Investment Corporation, the Company, IWEST Merger Agent, LLC and Bank of America, N.A. as successor to LaSalle Bank, N.A.  A copy of the Amendment is attached to this Form 8-K as Exhibit 99.1, which Amendment is incorporated by reference into this filing in its entirety.  Among other things, the Amendment deleted the requirement to make an initial distribution of certain of the shares held in the escrow account on the first anniversary of the closing of the mergers.

Item 9.01

(d) Exhibits

Exhibit Number	Description

99.1

First Amendment to Escrow Agreement, dated as of November 14, 2008, by and among Inland Real Estate Investment Corporation, the Company, IWEST Merger Agent, LLC and Bank of America, N.A. as successor to LaSalle Bank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

By:	/s/ Steven P. Grimes
Title:	Chief Operating Officer, Chief Financial Officer and
Treasurer
Date:	November 20, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1

First Amendment to Escrow Agreement, dated as of November 14, 2008, by and among Inland Real Estate Investment Corporation, the Company, IWEST Merger Agent, LLC and Bank of America, N.A. as successor to LaSalle Bank, N.A.